UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 3, 2007

(Date of Earliest Event Reported)

On Assignment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other Jurisdiction	(Commission	(I.R.S. Employe
of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 878-7900
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c)

EXPLANATORY NOTE

On January 9, 2007, On Assignment, Inc. (“On Assignment”) filed a Current Report on Form 8-K to report, among other things, that on January 3, 2007,  On Assignment completed its acquisition of all of the capital stock of Vista Staffing Solutions, Inc. (“Vista”) pursuant to a Stock Purchase Agreement, dated as of December 20, 2006 (the “Agreement”), by and among On Assignment, VSS Holding, Inc., a Nevada corporation and parent company of Vista (“VSS”), the stockholders of VSS who own all of the issued and outstanding capital stock of VSS, and the optionholders of VSS who own all of the outstanding company stock options of VSS.  In response to parts (a) and (b) of Item 9.01 of such Form 8-K, On Assignment stated that it would file by amendment the required historical VSS financial statements and the required pro forma financial information, as permitted by parts (a)(4) and (b)(2), respectively, of Item 9.01 to Form 8-K.  This Form 8-K/A is being filed to provide the required historical VSS financial statements and the required pro forma financial information.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The audited consolidated financial statements of VSS as of and for the year ended December 31, 2006 is filed as Exhibit 99.1 and incorporated herein by reference.

(b)  Pro Forma Financial Information.

The pro forma financial information with respect to the transaction described above is filed as Exhibit 99.2 and incorporated herein by reference.

(c)  Shell Company Transactions.

Not Applicable.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 23.1	Consent of Deloitte & Touche LLP, independent accountants.

Exhibit 99.1	VSS Holding, Inc. audited consolidated financial statements as of and for the year ended December 31, 2006.

Exhibit 99.2	Unaudited pro forma combined financial statements of On Assignment, Inc. for the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: March 21, 2007	By:	/s/ James L. Brill
	Name:	James L. Brill
	Title:	Senior Vice President of Finance and Chief
Financial Officer

Exhibit Index

Exhibit 23.1	Consent of Deloitte & Touche LLP, independent accountants.

Exhibit 99.1	VSS Holding, Inc. audited consolidated financial statements as of and for the year ended December 31, 2006.

Exhibit 99.2	Unaudited pro forma combined financial statements of On Assignment, Inc. for the year ended December 31, 2006.